                                                                       EXHIBIT B
                                                                       ---------

         TRANSACTIONS IN THE COMMON STOCK IN THE PAST 60 DAYS:


                                                               No. of Shares                    Price Per
              Name(1)                     Date                   Purchased                       Share(2)
             --------                     ----                   ---------                       --------
            New Valley                   7/20/99                    6,000                        $4.7500
                                                                  131,000                         4.8125
                                                                   63,000                         4.9375

            New Valley                   7/30/99                   50,000                         4.8125

            New Valley                   8/19/99                   30,600                         4.2500






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(1) With respect to New Valley, includes shares purchased by Alki.

(2) Excludes brokerage commissions.